CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of
Fidelity Oxford Street Trust: Fidelity Four-in-One Index Fund, of our report dated April 7, 2000 on the financial statements and financial highlights included in the February 29, 2000 Annual Report to Shareholders of Fidelity Four-in-One Index Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    April 18, 2000